PROSPECTUS and	PRICING SUPPLEMENT NO. 8
PROSPECTUS SUPPLEMENT, each	Dated 26 February 2007
Dated 14 October 2005	Commission File No.: 333-128071
CUSIP: 24422EQE2	Filed pursuant to Rule 424(b)(3)

U.S. $6,220,850,000

JOHN DEERE CAPITAL CORPORATION

MEDIUM-TERM NOTES, SERIES D

due from 9 Months to 30 Years from Date of Issue

(Floating Rate Notes)

Original Issue Date:	1 March 2007

Maturity Date:	1 September 2009

Principal Amount:	$300,000,000

Interest Rate Basis:	USD-LIBOR-Telerate
(Moneyline Telerate Page 3750)

Index Maturity:	3 Month

Spread:	Plus 4 Basis Points

Initial Interest
Determination Date:	27 February 2007

Day Count Convention:	Actual/360

Interest Reset Dates:	Quarterly on the 1st
(or next Business Day)
of Mar, Jun, Sep and
Dec beginning 1 Jun 2007

Interest Determination Dates:	Two London Business Days
preceding such Interest
Reset Dates

Interest Payment Dates:	Quarterly on the 1st
(or next Business Day)
of Mar, Jun, Sep and
Dec, commencing on 1 Jun
2007

Regular Record Dates:	Close of business on the 15th
calendar day (whether or not
a Business Day) preceding the
related Interest Payment Date

Redemption Provisions:	None

Denominations:	$1,000

Plan of Distribution:	Name Principal Amount
Of Notes
Deutsche Bank Securities
Inc. $105,000,000

Merrill Lynch, Pierce, Fenner
& Smith Incorporated
105,000,000
BNY Capital Markets,
Inc. 30,000,000
HSBC Securities (USA)
Inc. 30,000,000
Lazard Capital Markets
LLC 30,000,000
Total $300,000,000

The above Agents have
severally agreed to purchase
the respective principal
amount of Notes, opposite
their names as principal,
at a price of 99.76% for
resale at par.

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BNY Capital Markets, Inc.
HSBC Securities (USA) INC
Lazard Capital Markets LLC

Deutsche Bank Securities Inc. and Merrill
Lynch, Pierce, Fenner & Smith Incorporated are
acting as Joint Book-Running
Managers.